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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and
Stockholders of Cysive, Inc.

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-____) of Cysive, Inc. for the registration of 102,999 shares of its common stock pertaining to the Second Amended and Restated 1994 Stock Option Plan of our report dated January 31, 2000 with respect to the financial statements and schedule of Cysive, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.
                                                       /s/ Ernst & Young LLP
McLean Virginia
August 2, 2000